Sabal Capital Management LLC

Code of Ethics and Personal Trading Policy

July 2013

1. Introduction

Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act") requires all investment advisers registered with the Securities and Exchange Commission ("SEC") to adopt a code of ethics that sets forth standards of conduct and requires compliance with federal securities laws. This code of ethics ("Code") is intended to reflect fiduciary principles that govern the conduct of Sabal Capital Management, LLC ("Sabal") and its supervised persons in those situations where Sabal acts as an investment adviser as defined under the Advisers Act. It consists of an outline of policies regarding several key areas: standards of conduct, compliance with laws, rules and regulations, protection of material non-public information and personal securities trading.

2. Standards of Conduct

Sabal is committed to maintaining the highest legal and ethical standards of business conduct. Our reputation for integrity and excellence requires careful observance of the spirit and letter of all applicable laws and regulations, as well as maintaining the highest standards of conduct and personal integrity in every aspect of our business. The continued success of Sabal is dependent upon our investors' trust, and we are dedicated to preserving that trust. Employees owe a duty to Sabal, its clients and each other to act in a way that warrants the continued trust and confidence of our investors.

As an investment adviser, we owe a fiduciary duty to our clients. We must act for the benefit of our clients to the exclusion of any contrary interest and our actions must be guided at all times by the best interest of our clients. We owe an affirmative duty to act in the utmost good faith, to fully and fairly disclose any material conflicts of interest, and to avoid misleading our clients. This duty applies equally to individuals as well as the firm. It is critical that all of our employees understand and embrace this fiduciary duty and incorporate it into our daily operations and decision-making.

With regard to the Firm's service as Investment Adviser to a mutual fund, Rule 17j-1 imposes additional duties. Under Rule 17j-1, it is unlawful for certain persons, including any officer, director or trustee of the fund or Adviser, in connection with the purchase or sale by such person of a security "held or to be acquired" by the fund:

•To employ any device, scheme or artifice to defraud the Fund;

•To make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

•To engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

•To engage in any manipulative practice with respect to the Fund.

Security held or to be acquired by the Fund means:

•Any Reportable Security which, within the most recent 15 days is or has been held by the Fund or is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

•Any option to purchase or sell and any security convertible into or exchangeable for a Reportable Security held or to be acquired by the Fund .

Among the specific obligations that the SEC has indicated flow from an adviser's fiduciary duty are:

•A duty to have a reasonable, independent basis for its investment advice;

•A duty to obtain best execution for clients' securities transactions where the adviser is in a position to direct brokerage transactions;

•A duty to ensure that its investment advice is suitable to the client's objectives, needs and circumstances;

•A duty to refrain from effecting personal securities transactions inconsistent with client interests; and

•A duty to be loyal to clients.

Each employee plays a vital role in the performance and vigilant safeguarding of our fiduciary responsibilities and fulfillment of his or her own fiduciary duty. In addition to the responsibilities arising from our fiduciary duty as an investment adviser, Sabal will comply with all applicable laws and regulations, in letter and in spirit, and requires the same commitment of its employees.

Beyond our fiduciary duty, as a matter of policy to assure investors that their investments are treated fairly and equitably, Sabal strives to avoid even the appearance of conflicts of interest. This requires each of our employees to be mindful of and avoid any situation where an outside business relationship, financial interest or other personal benefit could be perceived to be motivating our actions or compromising our judgment.

In general, those subject to this Code owe a fiduciary duty to clients and investors, which includes ensuring that one's personal affairs, including personal securities transactions, are conducted in a manner which avoids: (i) serving one's own personal interests ahead of clients, (ii) taking inappropriate advantage of one's position with Sabal; and (iii) any actual or potential conflicts of interest or any abuse of one's position of trust and responsibility.

3. The Code Covers These Employees

The Code covers all "supervised persons." Supervised persons include:

1. Directors, officers, and partners of the adviser (or other persons occupying a similar status or performing similar functions).

2. Employees of the adviser.

3. Any other person who provides advice on behalf of the adviser and is subject to the adviser's supervision and control.

Note: Supervised Persons will be referred to as Employees throughout the remainder of the Code.

4. Definitions

Access persons include any supervised person who:

•Has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the adviser or its control affiliates manage

•Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic

Note: Any director, officer, or partner of Sabal is an access person regardless of their duties and responsibilities.

Family members include the person's immediate family (including any relative by blood or marriage) living in the employee's household. Any account in which he or she has a direct or indirect beneficial interest (such as a trust) is subject to Sabal's personal trading policy. Other individuals living in the employee's household are not subject to the policy, but employees should be cognizant of the confidentiality of the business of the adviser. Information should not be shared with others in their circle of home, friends or family.

"Immediate family" means son, daughter (including a legally adopted child) or any descendants of either, stepson or stepdaughter, son-in-law, daughter-in-law, father or mother or any ancestor of either, stepfather or stepmother, mother-in-law or father-in-law, siblings or siblings-in-law, and spouse or "domestic partner."

"Domestic partner" means a person, 18 years of age or older:

•To whom you are neither married nor related;

•With whom you live in the same residence and intend to do so indefinitely; and

•With whom you have an exclusive committed relationship

"Beneficial Owner" shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. You have a "Beneficial Ownership" of a Reportable Security when you or a member of your "immediate family" living in the same household, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

•Investment power or discretion in respect to a Reportable Security (the power or discretion to direct the purchase or sale of a Reportable Security); or

•The opportunity, directly or indirectly, to profit or share in the gains, losses, dividends or interest obtained from a Reportable Security transaction.

"Reportable Fund" as defined by the Investment Advisers Act shall have the same meaning as it does in Rule 204A-1 and generally means (1) any fund for which the Company serves as an investment adviser (including sub-adviser), including closed-end funds and open-end funds and (2) any fund whose investment adviser or principal underwriter controls the Company, is controlled by the Company, or is under common control with the Company.

"Reportable Security" means any:

•Stock

•Shares of any mutual fund advised or sub-advised by Sabal

•Shares of any closed-end fund (a limited structured fund that raises a fixed amount of capital through an initial public offering traded on a stock exchange) or exchange traded fund ("ETF")

•Shares issued by unit investment trusts

•Shares of any "Limited Offering"

•Interests in limited partnerships and limited liability companies

•Note

•Treasury stock

•Security future

•Bond, debenture or evidence of indebtedness

•Municipal bond or interest in a Section 529 plan

•Certificate of interest or participation in any profit-sharing agreement

•Collateral-trust certificate, voting-trust certificate, pre-organization certificate or subscription

•Transferable share

•Investment contract (which may include an interest in a limited partnership or a limited liability company)

•Certificate of deposit for a security versus a certificate of deposit offered by a bank

•Fractional undivided interest in oil, gas, or other mineral rights

•Any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), including those entered into on a national securities exchange relating to foreign currencies

•In general, any interest or instrument commonly known as a "security"

•Certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing

Reportable Security does NOT include:

•Direct obligations of the U.S. Government, such as U.S. bonds or treasuries;

•Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements);

•Shares of registered open-end investment companies or series where Sabal does not act as an investment adviser or sub-adviser;

•Securities in any account over which the Access Person has no direct or indirect influence or control; and

•Transactions effected pursuant to an Automatic Investment Plan.

Special Note: "Open-end investment companies" are commonly referred to as "mutual funds" and can be distinguished from closed-end funds and exchange-traded funds based on the fact that open-end investment companies, unlike closed-end funds and exchange-traded funds, stand ready to redeem their shares and typically do not trade on a stock exchange.

"Reportable Account" is an account at a broker, dealer, bank or other financial institution in which transactions in Reportable Securities may be executed. These accounts include Section 529 plans and retirement plan accounts, such as 401(k) and 403(b) plans, if the account can execute transactions in a Reportable Security.

Special Note: A Reportable Account does not include an account held directly with an open-end investment company that is not advised or sub-advised by Sabal.

"Client" refers to any person or entity for which Sabal manages investments or otherwise acts as investment adviser.

"Control" has the same meaning as in section 2(a)(9) of the Act.

"Discretionary Account" means a Reportable Account over which:

•You or a Family Member has no direct or indirect influence or control; and

•A person or entity not subject to the Code has sole investment power.

"Fund" means an investment company registered under the Investment Company Act.

"Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

"Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

NOTE: "PURCHASE OR SALE OF A REPORTABLE SECURITY" includes, among other things, the writing of an option to purchase or sell a Reportable Security.

5. Conflicts of Interest

Sabal has implemented policies and procedures, as detailed in the compliance manual, as part of its efforts to seek to monitor, detect, prevent, mitigate, and, where appropriate, eliminate potential and actual conflicts of interest that could arise between (a) Sabal and its clients/investors and (b) those persons and outside vendors who provide services to the Funds and/or the Adviser.

Conflicts among Client Interests. Conflicts of interest may arise where the Firm or its employees have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts; accounts compensated by performance fees; accounts in which employees have made material personal investments; accounts of close friends or relatives of employees). Favoritism of one group of clients over another is prohibited under the Code.

Competing with Client Trades. The Code prohibits employees from using knowledge about pending or currently considered securities transactions for clients to profit personally (directly or indirectly) as a result of such transactions, including by purchasing or selling such securities for their own, their family's or their friends' accounts or by relaying such information to others for their use.

Disclosure of Personal Interest. Employees are prohibited from recommending, implementing or considering any securities transaction for a client without first disclosing any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to the Compliance Officer. If the Compliance Officer deems the disclosed interest to present a material conflict, the employee may not participate in any decision-making process regarding the securities of that issuer.

Note: All employees are required to complete a Conflicts of Interest Questionnaire initially upon commencement of employment and on an annual basis thereafter. Refer to Exhibit F.

6. Confidentiality

All information concerning the identity of security holdings and financial circumstances of all clients (both current and former) or prospective clients is confidential. This also applies to all Limited Partners in the Partnerships.

All information about clients and investors must be kept in strict confidence, including identity (unless consent is obtained), financial situation, security holdings, and advice furnished by the Firm.

7. Protection of Material Nonpublic Information (i.e., Insider Trading)

As more fully discussed within our Privacy Policy, employees are expected to exercise diligence and care in maintaining and protecting our clients' and investors nonpublic, confidential information.

Employees are also prohibited from divulging information regarding Sabal's securities recommendations or holdings to any individual outside of the Firm, except

1. As necessary to complete transactions or account changes (for example, communications with brokers and custodians);

2. As necessary to maintain or service an investor or his/her account;

3. As permitted by law.

Refer to the Compliance Manual for the firm's Insider Trading Policy.

8. Personal Conduct

As noted above, employees are expected to conduct themselves with the utmost integrity and to avoid any actual or perceived conflict with our clients. In this spirit, the following are required of our employees:

Gifts and Entertainment

Conflicts of interest occur when the personal interests of employees interfere or could potentially interfere with their responsibilities to the firm and its clients or investors. The overriding principle behind our gifts and entertainment policy is that employees should not accept inappropriate gifts, favors, entertainment, special accommodations or similar items of material value that could influence their decision-making or make them feel beholden to a client, broker or other third party, or create the appearance of such improper influence or indebtedness. Similarly, employees should not offer gifts, favors, entertainment or other items of value that could be viewed as overly generous or aimed at influencing decision-making of a client, broker or other third party or making any such person feel beholden to the firm or the employee. Employees are expressly prohibited from soliciting gifts, special accommodations and similar items of value for themselves or the firm. In addition, employees should only accept or offer gifts, favors, entertainment or other items of value that (1) would not be embarrassing to either the employee or the firm if made public, (2) do not violate any law or regulation, (3) are consistent with customary business practices, and (4) could not reasonably be construed as compensation for special treatment.

The policies below are not intended to prohibit small, commonplace gifts among business associates in the ordinary course of business. Modest gifts to express appreciation, recognize notable circumstances or achievements or address a particular interest are acceptable in customary context and frequency. A key question is whether the gift could reasonably be expected to compromise the objectivity of the employee in the eyes of our investors. The value levels of gifts that introduce these concerns will vary based on context.

Similarly, employees are not restricted from participating in customary business-related entertainment (including, meals, sporting events and other activities) that is reasonable in scope and frequency. As with non-entertainment-related gifts, the overriding concern is whether participation would have either the effect or appearance of detracting from our independent judgment and commitment to the best interests of our clients and investors. The nature and expense of events that may raise the perception of improper influence will vary based on circumstances.

Gift Policy

Employees are asked to seek approval from the Compliance Officer before giving or accepting any gift with a value in excess of $250 to or from an investor, prospective investor or person in an existing or prospective business relationship with Sabal. We realize that occasionally a situation may arise which doesn't lend to seeking prior approval. Should such a situation arise, the employee should consult with the Compliance Officer as soon as possible so that the situation may be documented accordingly. Gifts of cash or cash equivalents between employees and any such persons are not permitted in any amount. Employees are also asked to seek approval and/or notify the Compliance Officer regarding gifts of lesser values that would nevertheless be reasonably likely to raise real or perceived objectivity concerns due to their content or context. In addition, as gifts of entertainment for which the sponsoring or inviting party (or its representative) is not present for at least a portion of the event should be treated as a gift under this policy. Note: Situations involving the Compliance Officer directly will be addressed by the Managing Member.

Entertainment Policy

Business entertainment and similar acts of hospitality with a value in excess of $400 that are provided by an investor, prospective investor or person in an existing or prospective business relationship with Sabal to an employee, or by the employee for the benefit of any such person, should also be approved in advance by the Compliance Officer whenever possible. As noted above, should a situation arise that does not allow for advance approval, the employee should consult with the Compliance Officer as soon as possible so that the situation may be documented accordingly. Entertainment for which the sponsoring or inviting party (or its representative) is not present for at least a portion of the time should be treated in accordance with the policy on non-entertainment-related gifts above.

All employees are required to report gifts and entertainment received and given as outlined in the Compliance Manual.

Service as Director for an Outside Company

Any employee wishing to serve as director for an outside company (public or private) must first seek the written approval of the Compliance Officer. The Compliance Officer, in reviewing the request, will determine whether such service provides a conflict with respect to the interest of the firm and our clients.

Outside Employment

Before engaging in outside employment, which includes any business activity for which the employee receives compensation, employees must obtain prior approval from the Compliance Officer. In evaluating requests for outside employment, the Compliance Officer will consider the following factors, among others:

•Whether the outside employment creates an actual or potential conflict of interest;

•Whether the purpose and duties of the outside employment is consistent with Sabal's business;

•Whether there is a risk that Sabal will be seen as associated with the outside employment; and

•Whether the employee will be involved in the financial decisions of the outside employer and the resulting risks to Sabal.

Outside Business Activities

Any employee wishing to engage in business activities outside of Sabal's business must first seek written approval from the Compliance Officer and, if requested, provide periodic reports summarizing those outside business activities.

Refer to Exhibit G for Outside Employment/Business Activity Form

Political Contributions

In order to comply with Rule 206-4(5), the Pay to Play Rule, employees are prohibited from making contributions to elected officials who may have influence in awarding engagements for which Sabal or any affiliate is or may be proposing. Specifically, employees should not engage in the following:

•Political contributions to elected officials (candidates or incumbents) of any state or local government (includes government agencies, public pension funds and other collective government funds)

•Participation in fundraising efforts on behalf of any such state or local official

•Payments to political parties of state or local government or PACs supporting such officials

If such a contribution were made, Sabal would be prohibited from providing investment services to (for a fee) from the government entity for 2 years after the contribution (i.e., after contribution to state governor, Sabal may not be able to provide services to that state's pension plan). Refer to detailed procedures within the Firm's Compliance Manual.

9. Personal Trading Policy

Policy

Employees may maintain personal securities accounts provided any personal investing by an employee in any accounts in which the employee has a beneficial interest is consistent with the guidelines outlined below and all applicable regulatory requirements. This includes any accounts for any immediate family or household members. Sabal has a fiduciary duty to our investors and therefore discourages frequent trading in personal accounts. This policy may be revised by management at any time.

Pre-clearance Requirements

Rule 204A-1 of the Advisers Act requires pre-approval for any investment in an initial public offering (IPO) or private placement. However, it is Sabal's policy that employees obtain prior approval for all transactions with the exception of the following:

•Open end mutual funds

•Other "non-reportable" securities as defined in Section 4 of this Code

Employees must provide a written request either hard copy or via email to the Compliance Officer or Managing Member that includes the name and ticker symbol of the security to be bought or sold. See Exhibit E. Each request will be reviewed on a case by case basis and requires approval by the Compliance Officer or Managing Member. Approvals are good for one business day unless otherwise indicated.

The CCO maintains a restricted list which will include securities of issuers that Sabal or its access persons have or expect to have non-public inside information. The restricted list will also include any option to purchase or sell and any security convertible or exchangeable into a security on the restricted list. Any transaction in a Security included on the Restricted List of issuers maintained by Sabal is prohibited. This includes client transactions, proprietary transactions and personal investing by employees.

In addition to the Restricted List, the CCO retains a watch list of securities being considered for purchase or sale. This watch list shall contain current securities owned by clients as well as new securities both of which are being considered by the firm for a recommendation to buy or sell. Any transaction in a watch list security is prohibited to the extent the firm is in the process of actively adding to or reducing a position for any client account. The CCO will take such process into account when approving the transaction.

10. Reporting Requirements

These reporting requirements apply to all Reportable Accounts in which you have a Beneficial Ownership and in which you hold Reportable Securities (refer to Section 4).

Initial Holdings Reports

All access persons must provide the Compliance Officer with an Initial Holdings Report within 10 days of becoming an Access Person. The report must include a list of all accounts maintained by the employee and the names of all "reportable" securities maintained in those accounts. The new access person must provide the most recent brokerage statement for each account to evidence the initial positions in the accounts at the time they became an access person of the firm. The statement requirement is mandatory and subject to the 10 day time limit. Any subsequent changes to positions on the statements must be documented either by physical trade confirmations or online documentation to the satisfication of the Chief Compliance Officer. If the account does not hold any reportable securities, a note should be made indicating as much. The information must be current as of a date no more than 45 days prior to the date of becoming an Access Person. The Report must also indicate the date the report is submitted by the Access Person.

NOTE: Employees may list the account on the Initial Holdings Report and may attach the most recent broker statement in lieu of writing down all reportable securities.

Any new reportable brokerage accounts opened subsequent to becoming an Access Person must be promptly disclosed to the Compliance Officer.

See Exhibit A for the Initial Holdings Report.

Annual Holdings Reports

All access persons must submit an Annual Holdings Report by January 30. The report must include a list of all accounts and the title, number of shares or principal amount of holdings in all reportable securities as of December 31.

NOTE: Employees may list the account on the Annual Holdings Report and indicate that brokerage statements have been provided for each account that holds reportable securities.

See Exhibit B for the Annual Holdings Report.

Quarterly Reports of Transactions

All employees must report, within 30 days of quarter end, any transactions in reportable securities that took place during the prior calendar quarter by having duplicate account statements sent to the Compliance Officer. Statements provided must provide the following transaction details:

•The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved;

•The nature of the transaction (i.e. purchase or sale or any other type of acquisition or disposition);

•The price at which the transaction was effected;

Reporting of securities not held in a brokerage account will take place by completing the Quarterly Reporting Form.

See Exhibit C for the Quarterly Reporting Form.

11. Review of Reportable Personal Security Transactions

Upon receipt of account statements, the Compliance Officer or Compliance Consultant will review the transaction activity to confirm:

•There were no violations of the firm's personal trading policy

•There was no evidence of improper trading activities or conflicts of interest.

All account statements are maintained in accordance with the records retention provisions of Rule 204-2(e) of the Advisers Act.

Note: The Managing Member will review the Compliance Officer's account statements.

12. Failure to Comply with the Provisions of the Code - Sanctions

Strict compliance with the provisions of this Code shall be considered a basic condition of employment with Sabal. Employees are urged to seek the advice of the Compliance Officer for any questions as to the application of this Code to their individual circumstances.

Violations of the Code may result in disciplinary action. The disciplinary action may be whatever Management deems appropriate given the situation, and may include a written warning, disgorgement of profits and/or losses avoided, suspension, demotion, or termination of employment. Violations may also be referred to civil or criminal authorities where appropriate.

13. Administration and Enforcement of the Code

Administration of the Code

The Compliance Officer is responsible for administering the Code and implementing the appropriate procedures reasonably necessary to prevent and detect Code violations. He is also responsible for identifying all Access Persons of the firm and notifying them of their reporting obligations herein.

Recordkeeping Policy

Records must be maintained at Sabal's main office as set forth below:

•A copy of each Code that has been in effect at any time within the past five years, must be maintained in an easily accessible place.

•A record of any violation of the Code and any action taken as a result of such violation must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

•A copy of each report made by an Access Person as required by the Code of Ethics, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place. (These records must be kept for five years after the individual ceases to be an employee of the Firm.)A list of the names of persons who currently, or within the past five years, were access persons, or who are or were responsible for reviewing these reports, must be maintained in an accessible place.

•A record of any decision and supporting reasons for approving the acquisition of securities by access persons in IPOs or limited offerings for at least five years after the end of the fiscal year in which decision was made.

•A record of any decisions and supporting reasons that grant employees or access persons a waiver from or exception to the Code. Maintain for five years after the end of the fiscal year in which the waiver was granted.

•Copies of all reports regarding the annual review of the Code and a listing of any material violations. Maintain for five years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place.

Training and Education

Sabal has designated the CCO as the individual responsible for training and educating employees regarding the Code. Training will occur periodically and all employees are required to attend any training and/or read all applicable materials.

Annual Review

On an annual basis, the CCO will review the provisions of this Code to determine whether revisions are required so as to comply with the provisions of the Advisers Act and SEC interpretations thereof with respect to personal securities trading by Access Persons. Results of the review will be documented as part of the Annual Review of the Firm's Compliance Program. Acknowledgements New employees must acknowledge they have read and understand and they must agree to comply with this Code of Ethics and Personal Trading Policy. On an annual basis, all employees are required to acknowledge that they have read, understand and agree to comply with the Code, in connection with the Firm's annual policy acknowledgement process. Amendments will be distributed via e-mail and again, an acknowledgement must be completed and returned to the Compliance Officer. Refer to Exhibit D.

Form ADV Disclosure

A description of our Code will be provided in the Firm's Form ADV Part 2. If requested, a copy of the complete Code will be provided to any current or prospective client or investor that makes a request. The Firm's Form ADV will be updated if necessary to reflect amendments to the Code.

Further Information

For further information regarding the Code of Ethics and Personal Trading Policy, please contact the Compliance Officer.

Mario Marcon
Sabal Capital Management, LLC
233 Wilshire Blvd. Suite 300
Santa Monica, CA 90401
mmarcon@sabalcapital.com

EXHIBIT A

Sabal Capital Management, LLC
SECURITIES ACCOUNT DISCLOSURE FORM AND INITIAL HOLDINGS REPORT

Sabal Capital Management, LLC
233 Wilshire Blvd., Suite 300
Santa Monica, CA 90401

Attention: Mario Marcon

Ladies and Gentlemen:

Attached are complete and accurate lists of (1) all accounts with any brokerage firm or financial institution held in my name or the name of any of my spouse, my minor children, relatives or other persons living with me and any other persons to whom I contribute support, or in which any such person has Beneficial Ownership1 and (2) the title, type, number of shares or principal amount (as applicable), and exchange ticker symbol or CUSIP number (as applicable) of each security in which I have, or my spouse, any of my minor children, any relative or relatives or other persons living with me and any other person to whom I contribute support has, any Beneficial Ownership, over which any of such persons exercises control, with respect to which any of such persons provides any investment advice, or for which any of such persons participates, directly or indirectly, in the selection of securities.2

I understand that you require this list to monitor my compliance with the Statement of Policies and Procedures (the "Statement") of Sabal Capital Management, LLC (the "Firm"). I agree to notify the Firm and obtain its consent before opening any new account that is within the description above. I agree to request that all brokerage firms or other financial institutions identified on the attachment furnish the Firm with copies of periodic brokerage statements and trade confirmations and any other information concerning activity in any of the listed accounts.

This information is correct and complete as of ___________, 20__. (Must be current as of a date no more than 45 days prior to the date undersigned became an Access Person).

Signed:

___________________________________
Print Name: _________________________
Date: ______________________________

______________________________
1 "Beneficial Ownership" of a security is defined in section E of the Introduction of the Firm's Statement of Policies and Procedures in effect on the date hereof.

2 "Security" means any investment instrument commonly viewed as a security, including any common stock, option, warrant, right to acquire securities or convertible instrument, as well as any exchange-traded fund, commodity futures contract, commodity option, swap or other derivative instrument, whether issued in a public or private offering (other than shares of open-end investment companies registered under the ICA (mutual funds) that are not affiliated with the Firm, securities issued by the government of the U.S., money market instruments (e.g. bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high-quality short-term debt instruments) and shares of money market funds).

LIST OF SECURITIES AND COMMODITIES ACCOUNTS
AS OF _____________, 20__

FOR
_______________________________
[Name of Employee]

Registered in the Name of:	Financial/Brokerage Institution	Account Number

If none, initial here: _____________.

INITIAL HOLDINGS REPORT
FOR
_______________________________
[Name of Employee]
AS OF
_______________________________
[Date]

Title of Security	Type (e.g., common, preferred, note, bond)	Number of Shares or Principal Amount	Exchange Ticker Symbol or CUSIP	Financial/Brokerage Institution Where Securities Are Held	Account Name and Number

EXHIBIT B

Sabal Capital Management, LLC
Annual Portfolio Holdings Report

Name: _________________________________

Signature: ______________________________ DATE: ______________________

Required Accounts and Holdings to Report

I am required to report all brokerage accounts, along with a listing of all reportable securities held, in which I have a direct or indirect beneficial ownership interest as described in the Code of Ethics & Personal Trading Policy. This report must be made no later than January 30 of the year following the December 31 as of date of this information.

PORTFOLIO HOLDINGS INFORMATION

With respect to my personal accounts (use additional sheets as necessary):

[ ] I have no brokerage accounts or other investments.

[ ] As of December 31, I have the following non-discretionary accounts with reportable securities for which monthly account statements have been provided.

Broker: __________________________________ Account Number: _____________________
Broker: __________________________________ Account Number: _____________________
Broker: __________________________________ Account Number: _____________________

[ ] As of December 31, I have the following accounts with no reportable securities:

Broker: __________________________________ Account Number: _____________________
Broker: __________________________________ Account Number: _____________________
Broker: __________________________________ Account Number: _____________________

[ ] As of December 31, I have the following discretionary accounts (controlled by a broker):

Broker: __________________________________ Account Number: _____________________
Broker: __________________________________ Account Number: _____________________

[ ] Other Investments (e.g. Limited Partnership interests, accounts at transfer agents, stock certificates):
_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________

EXHIBIT C

Sabal Capital Management, LLC

TRANSACTION REPORTING FORM

For the Quarter Ended _______________

Name:_________________________________

Signature: ______________________________ DATE: ______________________

This form is intended for reporting any transactions in Private Placements, Limited Offerings or any other reportable security as defined in Section 4 that was entered into during the quarter.

This form is to be completed and returned to the Compliance Officer by the 30th calendar day following quarter-end.

[ ] I had other investments during the quarter as follows (e.g. Limited Partnership interests, accounts at transfer agents, stock certificates). List the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved. Also list the nature of the transaction( i.e. purchase, sale or other type of acquisition or disposition) and the price at which the transaction was effected: _____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________________________________

[ ] I confirm that the above transactions were approved in accordance with the pre-clearance requirements.

[ ] I opened the following brokerage accounts during the quarter and have directed the broker to send duplicate accounts statements (if non-discretionary and intended to transact in reportable securities):

Broker: _______________________________________Account Number:_________________________

Broker: _______________________________________Account Number:_________________________

Broker: _______________________________________Account Number:_________________________

EXHIBIT D

Receipt of the Code of Ethics and Personal Trading Policy

This form must be signed and returned to the Compliance Officer within 10 days.

This is to acknowledge my receipt of the Code of Ethics & Personal Trading Policy for Sabal Capital Management, LLC dated _____________________. I have had the opportunity to read the procedures and have had all my questions relating to these answered by the Compliance Officer.

I also acknowledge my understanding of these procedures and that I will take all necessary steps to implement them into my daily activities immediately. I understand the severity of the requirements and also understand that failure to follow these will result in disciplinary sanctions being taken against me, up to and including termination.

I have disclosed any possible conflicts of interest that I am aware of to the Compliance Officer and will provide the required reports as required.

_____________________________________________________________________________________________
Name
_____________________________________________________________________________________________
Signature	Date

Please check one:

[ ] Initial Acknowledgement or New Employee with a start date of: __________________

[ ] Annual Acknowledgement

[ ] Amendment to the Code of Ethics & Personal Trading Policy dated ____________

EXHIBIT E

PERSONAL SECURITIES TRADING REQUEST

Name: _______________________________________________________________________

Details of Proposed Transaction:

___	Circle Purchase or Sale	Purchase/Sale
___	Date of Transaction
___	Indicate Name of Issuer and Symbol
___	Type of Security (e.g., Note, Common Stock, Preferred Stock)
___	Quantity of Shares or Units
___	Price per Share/Unit
___	Approximate Dollar Amount
___	Account for which Transaction Will Be Made
___	Name of Broker

Date of Request: _____________________________________________________

You may/may not [circle one] execute the proposed transaction described above.

Reason for Decision [necessary for decision on requests regarding IPOs/restricted securities]

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

____________________________________________
Authorized Signature

Date of Response: __________________________________

EXHIBIT F

SABAL CAPITAL MANAGEMENT, LLC

CONFLICTS OF INTEREST QUESTIONNAIRE
___________________________________________________________________________________________

Section A. OFFICER, DIRECTOR AND SIMILAR POSITIONS

Do you serve as an officer, director or in a similar capacity in any business, organization or entity?

_____ Yes _____ No

If yes, please complete remainder of Section A. If no, please proceed to Section B.

Name of organization or entity:
Position Held:
Activity or business of organization or entity:
Employee role and any financial interest of employee in the organization or entity:
Is this a not-for-profit charitable organization?

To the best of your knowledge:
Does any material adverse information exist concerning this organization or entity?
_____ Yes _____ No

Does any conflict of interest exist, or circumstance that could reasonably be expected to create a conflict of interest, between any Sabal entity and this organization/entity?
_____ Yes _____ No

Does this organization or entity have a business relationship with any Sabal entity?

_____ Yes _____ No

If you answered yes to any of these questions, please attach full explanation at the end.

Section B. CREDITOR OR STOCKHOLDER COMMITTEES / PROXY CONTESTS

Do you serve on, or have you been involved in the formation of, any creditors or stockholders committees, or are you actively involved in a proxy contest?

_____ Yes _____ No

If yes, please complete remainder of Section B. If no, please proceed to Section C.

Type of Committee (if applicable):
Target organization or entity:
Activity or business of organization or entity:
Employee role and any financial interest of employee in the organization or entity:

To the best of your knowledge:
Does any conflict of interest exist, or circumstance that could reasonably be expected to create a conflict of interest, between any Sabal entity and this organization/entity?
_____ Yes _____ No

Does this organization or entity have a business relationship with any Sabal entity?

_____ Yes _____ No

If you answered yes to any of these questions, please attach full explanation at the end.

Section C. FINANCIAL AND OTHER INTERESTS

Do you own any financial interest (e.g. common stock or other equity interests, including a general or limited partnership interest) in any enterprise, including vendors and suppliers of Sabal, which, to your knowledge, either competes with Sabal or has a business relationship with Sabal?

_____ Yes _____ No

If yes, please complete remainder of Section C. If no, please proceed to Section D.

Name of organization or entity:
Type and size of interest:
Activity or business of organization or entity:

To the best of your knowledge:
Does any material adverse information exist concerning this organization or entity?
_____ Yes _____ No

Does any conflict of interest exist, or circumstance that could reasonably be expected to create a conflict of interest, between any Sabal entity and this organization/entity?
_____ Yes _____ No

Does this organization or entity have a business relationship with any Sabal entity?

_____ Yes _____ No

If you answered yes to any of these questions, please attach full explanation at the end.

Section D. OUTSIDE BUSINESS ACTIVITIES / FIDUCIARY POSITIONS

Are you involved in any outside business activities for which you receive compensation, either directly or indirectly?

_____ Yes _____ No

Do you serve in any fiduciary positions (e.g. executorship, trusteeship, attorney-in-fact) outside of your employment at Sabal, other than on behalf of family members?

_____ Yes _____ No

If yes, please complete remainder of section D. If no, please proceed to Section E.

Name of person or organization/entity employee will be acting for:
Employees fiduciary capacity (if applicable):
Annual compensation for serving:
Note: If you have discretion over securities or other investment accounts in your fiduciary position, regardless of whether you are serving in such position on behalf of family members, such accounts are likely Reportable Accounts which require disclosure under Sabal's personal trading policy.

Section E. AFFILIATIONS

Are any of your relatives employed or affiliated with a securities related firm (e.g. hedge fund, investment adviser, broker-dealer, etc)?

_____ Yes _____ No

If yes, please complete remainder of section E. If no, please proceed to Section F.

Name and nature of relationship:
Name of Firm:
Position Held:

Section F. ARBITRATION / LITIGATION

Are you involved in, or have you been involved with, any litigation, arbitration or administrative investigation or proceeding?

_____ Yes _____ No

If yes, please complete remainder of Section F. If no, please proceed to Section G.

Employee Role: ____ Plaintiff ____ Defendant ____Witness
Title of Action:
Description and status of action:

To the best of your knowledge:
Is any Sabal entity involved in or affected by this action? _____ Yes _____ No

Is any Sabal client, counterparty or vendor involved in or affected by this action?
_____ Yes _____ No

Section G. GIFTS / ENTERTAINMENT

Have you given or received any gifts with a value of greater than $250 ($450 for entertainment related items) to/from a client, investor, vendor, broker-dealer or other service provider within the last year that were not previously reported to the Compliance Officer?

_____ Yes _____ No

If yes, please complete remainder of Section G. If no, please proceed to Section H.

Name of Employee:
Name of Person/Firm provided to or received from:
Description of Gift/Entertainment:
Approximate Value:

Section H. POLITICAL CONTRIBUTIONS

New Employees: All new employees are required to disclose all applicable Political Contributions for the past two years, from the date this form is completed.

What must be reported:

(1) Any Contribution to a state or local official or candidate's campaign, or to any state or local political party committee, political committee (e.g., a PAC) or any other political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. This includes contributions to a federal candidate who is a state or local official at the time of the contribution (e.g., a Governor running for U.S. Senate).

(2) Any PAC that you control and Contributions to persons or entities described in (1) that were made by such PAC.

Do not report under (1) or (2): Contributions to candidates for federal office who are not state or local officials at the time of the contribution.

Note: Upon commencement of employment with Sabal, all future contributions, in any amount, must be pre-cleared by the Compliance Officer. Please review Firm's policy and procedures regarding Political Contributions in the Compliance Manual for specific details.

New Employees: Have you made any political contributions within the past 2 years?

_____ Yes _____ No

If yes, please complete remainder of Section H. If no, please proceed to Section I.

Existing Employees: Have you made any political contributions within the past year that were not pre-approved and/or reported to the Compliance Officer?

_____ Yes _____ No

If yes, please complete remainder of Section H. If no, please proceed to Section I.

Political Contributions Disclosure Form - include Contributions made to state or local officials or candidates, or state/local political parties or Political Action Committees ("PACs") for the previous two years from today's date of: ___/___/___. (Enter Today's Date)

Contributions to Officials, Political Candidates, or to PACs or state/local Political Parties that were earmarked for a specific office or candidate
Recipient of the Contribution (candidate, officeholder)	Amount	Date of Contribution	Political Office Held by Candidate at Time of Contribution	Office for which Candidate Was Running	Political Subdivision	Type of election

Contributions to State / Local Political Parties or PACs
Name of Recipient Political Party or Political Action Committee				Amount	Date of Contribution

Name of any PAC that you control, and Contributions made by the PAC to Officials, Political Candidates, Political Parties or PACs
Name of the PAC you control and the Recipient official, candidate, political party or PAC				Amount	Date of Contribution

Section I. SOCIAL MEDIA / INVESTMENT CLUBS

Do you participate in any investment clubs?

_____ Yes _____ No

Are you a member of any social networking sites and/or do you contribute to any investment related blogs?

_____ Yes _____ No

If yes to either of the above questions, please complete remainder of Section I. If no, please proceed to Section J.

Describe the details of the investment club, including frequency of meetings, type of information discussed and whether or not the club engages in any trading activities:
List the name of all social networking sites in which you are a member:
List the names of any investment blogs and describe the content of information contributed, if applicable:

Section J. DISCIPLINARY HISTORY

Have you ever been convicted of, or plead guilty or nolo contender ("no contest") to:

• A felony or misdemeanor involving:

o Investment or an investment related business

o Fraud, false statements or omissions

o Wrongful taking of property

o Bribery, forgery, counterfeiting or extortion

_____ Yes _____ No

• Any other felony?

_____ Yes _____ No

Has any court or other judiciary body:

• Ever enjoined you in connection with any investment related activity?

_____ Yes _____ No

• Ever found that you were involved in a violation of investment-related statutes or regulations?

_____ Yes _____ No

• Ever found you liable in any proceeding involving an investment-related business or activity, fraud, false statements or omissions, embezzlement, theft, bribery, forgery, counterfeiting, extortion, or other dishonest or unethical practices?

_____ Yes _____ No

• Ever dismissed, pursuant to a settlement agreement, any investment-related civil action brought against you by a state or foreign regulatory authority?

_____ Yes _____ No

Has the Securities and Exchange Commission, the Commodity Futures Trading Commission, or any self-regulatory organization or commodities exchange ever:

• Found you to have made a false statement or omission?

_____ Yes _____ No

• Found you to have been involved in a violation of its regulations or statutes?

_____ Yes _____ No

• Found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

_____ Yes _____ No

• Imposed a civil monetary penalty on you, ordered you to cease and desist from any activity or otherwise disciplined you?

_____ Yes _____ No

Has any other federal regulatory agency, any state regulatory agency or any foreign financial regulatory authority:

• Ever found you to have made a false statement or omission or been dishonest or unethical?

_____ Yes _____ No

• Ever found you to have been involved in a violation of investment-related regulations or statutes?

_____ Yes _____ No

• Ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

_____ Yes _____ No

• Ever entered an order against you in connection with an investment-related activity?

_____ Yes _____ No

• Ever denied, suspended or revoked your professional registration or license, prevented you from associating with an investment-related business or otherwise disciplined you by restricting your activities?

_____ Yes _____ No

Has any foreign government, court, regulatory agency, or exchange ever entered an order against you related to investments or fraud?

_____ Yes _____ No

_____________________________________________________________________________________________

Have you had a license or authorization to act as attorney, accountant or federal contractor revoked or suspended?

_____ Yes _____ No

_____________________________________________________________________________________________

Have you ever been an advisory affiliate of a securities firm that has been declared bankrupt, had a trustee appointed under the Securities Investor Protection Act, or had a direct payment procedure begun?

_____ Yes _____ No

_____________________________________________________________________________________________

Have you ever served as an officer or director of a company that, during such service, has become insolvent, filed a bankruptcy petition or been declared bankrupt?

_____ Yes _____ No

_____________________________________________________________________________________________

Section K. MISCELLANEOUS

Do you have any other interest or association, or are you aware of any other circumstance involving you or a family member living in your household, which could reasonably be expected to present a conflict of interest or harm the reputation of Sabal? _____ Yes _____ No

If yes, please attach a complete explanation.

EMPLOYEE AFFIRMATION

I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the Firm to obtain the approval of the Compliance Officer prior to engaging in certain outside activities, investment and transactions, as more fully described in the Compliance Manual, and to advise the Firm if I become, or believe I may become, a participant in any litigation or arbitration. I also agree to advise the Compliance Officer promptly if information herein changes or becomes inaccurate.

________________________________________ Employee Name
________________________________________ Employee Signature	_____________________________ Date

EXHIBIT G

OUTSIDE BUSINESS ACTIVITY FORM
___________________________________________________________________________________________

SABAL CAPITAL MANAGEMENT, LLC

Date: _________________________

To: Chief Compliance Officer

Subject: Employee outside employment/business activity

_____________________________________________________________________________________________
This form must be completed and APPROVED prior to the employee engaging in any outside employment/business activity.

Details regarding my request for outside employment/business activity are as follows:

1. Name of business:____________________________________________________________________________

2. Nature of business:____________________________________________________________________________

3. Duties in connection with the business:____________________________________________________________

4. Number of hours spent in connection with the business (per week, month quarter, etc.): _________________

5. Will you have any position as a company office/director? Yes [ ] No [ ]

6. Compensation to be received:____________________

7. Any other information that would be helpful in determining whether this employment is proper:
_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________

_____________________________________________	_____________________________________________
Employee	Compliance Officer

Name: ________________________________	Mario Marcon
(Please print)
Position: ______________________________	Signature: _______________________________
Signature:_____________________________	Request is: Approved [ ] Denied [ ]

Reason for Denial:
_____________________________________________________________________________________________
_____________________________________________________________________________________

A copy should be retained by the employee. The original should be retained by the Compliance Officer.